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                                                                       EXHIBIT 5


                                        June 20, 1994



United Asset Management Corporation
One International Place
Boston, Massachusetts  02110

Gentlemen:

     We have acted as counsel for United Asset Management Corporation, a Delaware corporation (the "Company"), with respect to a proposed offering (the "Offering") of (i) a maximum of 2,900,000 shares of the Company's Common Stock, $.01 par value per share, to eligible employees of the Company pursuant to the United Asset Management Corporation 1994 Stock Option Plan (the "1994 Plan") and
(ii) a maximum of 300,000 shares of the Company's Common Stock, $.01 par value per share (all 3,200,000 shares, the "Common Stock") to eligible directors of the Company pursuant to the United Asset Management Corporation 1994 Eligible Directors Plan (the "1994 Directors Plan"), both of which were adopted by the Board of Directors of the Company on January 18, 1994 and ratified by the stockholders of the Company on May 19, 1994. We have assisted you in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") with respect to the Offering.

     We have made such examination of law and have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records and such other documents, including the 1994 Plan and the 1994 Directors Plan, as we have considered relevant and necessary for the opinions hereinafter set forth.

     Based on the foregoing, we express the following opinions:

     1. The Common Stock has been duly authorized by all necessary corporate action of the Company.

     2. Each of the 1994 Plan and the 1994 Directors Plan have been duly adopted by the Company.

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United Asset Management Corporation
Page Two
June 20, 1992




     3. The Common Stock, upon issuance and delivery against payment as provided in the 1994 Plan or the 1994 Directors Plan, as the case may be, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under "Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL." in the Registration Statement.

                                        Very truly yours,

                                        HILL & BARLOW,
                                        A PROFESSIONAL CORPORATION



                                        By: Joseph R. Ramrath
                                            ---------------------------
                                            Joseph R. Ramrath, a
                                            member of the firm


BESC/UAM/AQ4